EXHIBIT 10.8

2009 STOCK OPTION PLAN

1.             Purpose.  The purpose of the 2009 Stock Option Plan (the “Plan”) is to advance the development, growth and financial condition of Riverview Financial Corporation (the “Company”), by providing incentives through participation in the appreciation of the common stock of the Company to secure, retain and motivate Company directors, officers and key employees who may be responsible for the operation and for management of the affairs of the Company and to align such person’s interests with those of the Company’s shareholders.

2.             Term.  The Plan will become effective on January 7, 2009, provided that if incentive stock options shall be awarded, the Plan shall be subject to the approval of the Company’s shareholders at the Company’s meeting of shareholders (“Effective Date”).  Any and all incentive stock options and rights awarded under the Plan (the “Awards”) before it is approved by the Company’s shareholders shall be conditioned upon, and may not be exercised before, receipt of shareholder approval, and shall lapse upon failure to receive such approval.  Unless previously terminated by the Board, the Plan shall terminate on, and no options shall be granted after, the tenth anniversary of the effective date of the Plan.

3.             Stock.  Shares of the Company’s common stock (the “Stock”) that may be issued or transferred under this Plan shall not exceed, in the aggregate, 170,000 shares, as may be adjusted pursuant to Section 19 hereof.  Shares may be either authorized and unissued shares, authorized shares, issued by and subsequently reacquired by the Company as treasury stock or shares purchased in the open market.  Under no circumstances shall any fractional shares be awarded under the Plan.  Except as may be otherwise provided in the Plan, any Stock subject to an Award that, for any reason, lapses or terminates prior to exercise, shall again become available for grant under the Plan.  While the Plan is in effect, the Company shall reserve and keep available the number of shares of Stock needed to satisfy the requirements of the Plan.  The Company shall apply for any requisite governmental authority to issue shares of stock under the Plan.  The Company’s failure to obtain any such governmental authority, deemed necessary by the Company’s legal counsel for the lawful issuance and sale of Stock under the Plan, shall relieve the Company of any duty, or liability, for the failure to issue or sell the Stock.

4.             Administration.  The ability to control and manage the operation and administration of the Plan shall be vested in the Board or in a committee of two or more members of the Board, selected by the Board (the “Committee”).  The Committee shall have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make any and all determinations that may be necessary or advisable for the administration of the Plan.  Any interpretations of the Plan by the Committee and any decisions made by the Committee under the Plan are final and binding upon all participants and any person claiming through a participant, unless otherwise determined by a majority of the disinterested members of the Board.

The Committee shall be responsible and shall have full, absolute and final power of authority to determine what, to whom, when and under what facts and circumstances Awards shall be made, the form, number, terms, conditions and duration thereof, including but not limited to when exercisable, the number of shares of Stock subject thereto, and the stock option exercise prices.  Notwithstanding the foregoing, however, the Committee shall not set the exercise price of any stock option at any price below the fair market price of the Stock on the date of grant.  The date of grant shall be for all purposes the date on which the Board or Committee makes the determination granting such Option.  The Board, in the exercise of its discretion under Section 12, shall have approved the methodology of establishing the fair market value of the Stock, and the Committee or the Board, at or prior to the time the grant is approved, shall also have approved a written description of the rationale and methodology by which the fair market value is being determined.  The Committee shall make all other determinations and decisions, take all actions and do all things necessary or appropriate in and for the administration of the Plan.  No member of the Committee or of the Board shall be liable for any decision, determination or action made or taken in good faith by such person under or with respect to the Plan or its administration.  The Committee may delegate ministerial duties to any other person or persons, however it may not delegate the grant of an Award.

5.             Awards.  Awards may be made under the Plan in the form of:  (a) “Qualified Options” to purchase Stock, which are intended to qualify for certain tax treatment as incentive stock options under Sections 421 and 422 of the Internal Revenue Code of 1986, as amended and the regulations and guidance promulgated thereunder (“Code”) or (b) “Non-Qualified Options” to purchase Stock, which are not intended to qualify under Sections 421 through 424 of the Code (collectively “Stock Options”).  More than one Award may be granted to an eligible person, and the grant of any Award shall not prohibit the grant of another Award, either to the same person or otherwise, or impose any obligation to exercise on the participant.  All Awards and the terms and conditions thereof shall be set forth in written agreements, in such form and content as approved by the Committee from time to time (either at a meeting or by unanimous written consent), and shall be subject to the provisions of this Plan whether or not contained in such agreements (“Award Agreement”).  Multiple Awards for a particular person may be set forth in a single Award Agreement or in multiple Award Agreements, as determined by the Committee, but in all cases each agreement for one or more Awards shall identify each of the Awards thereby represented as a Qualified Option or Non-Qualified Option.

Execution of an Award Agreement shall constitute the participant’s irrevocable agreement to, and acceptance of, the terms and conditions of the Award set forth in such agreement and of the terms and conditions of the Plan applicable to such Award.  Award Agreements may differ from time to time and from participant to participant.

6.             Eligibility.  Persons eligible to receive Awards shall be the directors, key officers and other employees of the Company, as determined by the Committee.  An individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding Stock of the Company shall not be eligible for the grant of a Qualified Option, unless the option price is one hundred ten percent (110%) of the fair market value of the stock subject to the option and the option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted.  A person’s eligibility to receive an Award shall not confer upon him or her any right to receive an Award.  Except as otherwise provided, a person’s eligibility to receive, or actual receipt of an Award under the Plan shall not limit or affect his or her benefits under or eligibility to participate in any other incentive or benefit plan or program of the Company or any of its affiliates.

7.             Qualified Options.  In addition to other applicable provisions of the Plan, all Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

(a)           No Qualified Option shall be awarded more than ten (10) years after the date the Plan is adopted by the Board or the date the Plan is approved by the Company’s shareholders, whichever is earlier;

(b)           The time period during which any Qualified Option is exercisable, as determined by the Committee, shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date the Qualified Option is awarded;

(c)           At the time a Qualified Option is awarded, the aggregate fair market value of the Stock subject thereto and of any Stock or other capital stock with respect to which incentive stock options qualifying under Sections 421 and 422 of the Code are exercisable for the first time by the participant during any calendar year under the Plan and any other plans of the Company or its affiliates, shall not exceed $100,000.00;

(d)           No Qualified Option shall be awarded to any person if, at the time of the Award, the person owns shares of the stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its affiliates, unless, at the time the Qualified Option is awarded, the exercise price of the Qualified Option is at least one hundred and ten percent (110%) of the fair market value of the Stock on the date of grant and the option, by its terms, is not exercisable after the expiration of five (5) years from the date it is awarded;

(e)           If a participant, who was awarded a Qualified Option, ceases to be employed by the Company for any reason other than his or her death, the Committee may permit, but is not obligated to permit, the participant thereafter to exercise the option during its remaining term for a period of not more than three (3) months after cessation of employment to the extent that the Qualified Option was then and remains exercisable, unless such employment cessation was due to the participant’s disability, as defined in Section 409A of the Code, in which case the three (3) month period shall be twelve (12) months; if the participant dies while employed by the Company, the Committee may permit the participant’s qualified personal representatives, or any persons who acquire the Qualified Option pursuant to his or her Will or laws of descent and distribution, to exercise the Qualified Option during its remaining term for a period of not more than twelve (12) months after the participant’s death to the extent that the Qualified Option was then and remains exercisable; the Committee may impose terms and conditions upon and for the exercise of a Qualified Option after the cessation of the participant’s employment or his or her death;

(f)            The purchase price of Stock subject to any Qualified Option shall not be less than the Stock’s fair market value at the time the Qualified Option is awarded and shall not be less than the Stock’s par value; and

(g)           Qualified Options may not be sold, transferred or assigned by the participant, except as designated by the participant by Will and the laws of descent and distribution, and such Option shall only be exercisable during the participant’s lifetime by him or her.

8.             Non-Qualified Options.  In addition to other applicable provisions of the Plan, all Non-Qualified Options and Awards thereof shall be under and subject to the following terms and conditions:

(a)           The time period during which any Non-Qualified Option is exercisable, as determined by the Committee shall not commence before the expiration of six (6) months or continue beyond the expiration of ten (10) years after the date the Non-Qualified Option is awarded;

(b)           If a participant, who was awarded a Non-Qualified Option, ceases to be eligible under the Plan, before lapse or full exercise of the option, the Committee may permit, but is not obligated to permit, the participant to exercise the option during its remaining term, to the extent that the option was then and remains exercisable, or for such time period and under such terms and conditions as may be prescribed by the Committee;

(c)           The purchase price of a share of Stock subject to any Non-Qualified Option shall not be less than the Stock’s fair market value at the time the non-qualified option is awarded and shall not be less than the Stock’s par value; and

(d)           Except as otherwise provided by the Committee, Non-Qualified Stock Options granted under the Plan are not transferable, except as determined by the Committee or as designated by the participant by Will and the laws of descent and distribution.

9.             Vesting.  Stock Options, or portions thereof, are exercisable at such time or times as determined by the Committee in its discretion at or after grant.  The Committee may provide that a vesting schedule shall be specified in an Award Agreement.  If the Committee provides that any Stock Option becomes vested over a period of time or upon performance events, in full or in installments, the Committee may waive or accelerate such vesting provisions at any time.  Unless otherwise determined by the Committee in connection with the grant and set forth in the Award Agreement, all unvested Stock Options shall immediately vest upon the death or disability of the participant or upon a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company as defined in Code Section 409A.

10.           Exercise.  Except as otherwise provided in the Plan, vested Awards may be exercised in whole or in part by giving written notice thereof to the Secretary of the Company, or his or her designee, identifying the Award to be exercised, the number of shares of Stock with respect thereto, and other information pertinent to exercise of the Award.  The purchase price of the shares of Stock with respect to which an Award is exercised shall be paid with the written notice of exercise, either in cash or in securities of the Company, (including securities issuable hereunder), at its then current fair market value, or in any combination thereof, as the Committee shall determine or by another method permitted by law and affirmatively approved by the Committee; further provided however, that no such manner of exercise shall be permitted if such exercise would violate Section 402 of the Sarbanes-Oxley Act of 2002.

The Committee may withhold its approval for any method of payment for any reason, in its sole discretion, including but not limited to concerns that the proposed method of payment will result in adverse financial accounting treatment, adverse tax treatment for the Company or a participant or a violation of any law applicable to the Company from time to time, and related regulations and guidance.

Stock acquired pursuant to the exercise of an Qualified Option may not be tendered as payment unless the holding period requirements of Code Section 422 have been satisfied, and Stock not acquired pursuant to the exercise of an Qualified Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six (6) months (or such longer time as may be required by applicable securities laws or accounting principles to avoid adverse consequences to the Company or the participant).

Funds received by the Company from the exercise of any Award shall be used for its general corporate purposes.

The number of shares of Stock subject to an Award shall be reduced by the number of shares of Stock with respect to which the participant has exercised rights under the Award.

11.           Special Limitations on Stock Option Awards.  Unless an Award Agreement approved by the Committee provides otherwise, Stock Options awarded under this Plan are intended to meet the requirements for exclusion from coverage under Code Section 409A and applicable Treasury regulations and all Awards shall be construed and administered accordingly.

12.           Right of First Refusal.  Each written agreement for an Award may contain a provision that requires as a condition to exercising a Qualified Option or a Non Qualified Option that the participant agree prior to selling, transferring or otherwise disposing of any shares of Stock obtained through the exercise of the Award to first offer the shares of Stock to the Company for purchase.  The terms and conditions of such right of first refusal shall be determined by the Committee in its sole and absolute discretion, provided that the purchase price shall be at least equal to the Stock’s fair market value as determined under Paragraph 14 below, and shall be subject to all applicable federal and state laws, rules and regulations.

13.           Withholding.  When a participant exercises a stock option awarded under the Plan, the Company, in its discretion and as required by law, may require the participant to remit to the Company an amount sufficient to satisfy fully any federal, state and other jurisdictions’ income and other tax withholding requirements prior to the delivery of any certificates for shares of Stock.  At the Committee’s discretion, remittance may be made in cash, shares already held by the participant or by the withholding by the Company of sufficient shares issuable pursuant to the option to satisfy the participant’s withholding obligation.

14.           Fair Market Value.

(a)           If the Stock is listed on an established stock exchange or exchanges, the fair market value per share of the Stock shall be the composite closing sale price for such a share on the relevant day.  If no sale of Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

(b)           In the event that the Stock is not traded on an established stock exchange, then the fair market value per share of Stock will be the price established by the Committee in good faith and in compliance with all applicable federal regulations.

15.           Amendment.  To the extent permitted by applicable law, the Board may amend, suspend, or terminate the Plan at any time.  The amendment or termination of this Plan shall not, without the consent of the participants, alter or impair any rights or obligations under any Award previously granted hereunder.

From time to time, the Committee may rescind, revise and add to any of the terms, conditions and provisions of the Plan or of an Award as necessary, or appropriate to have the Plan and any Awards thereunder be or remain qualified and in compliance with all applicable laws, rules and regulations, and the Committee may delete, omit or waive any of the terms conditions or provisions that are no longer required by reason of changes of applicable laws, rules or regulations, including but not limited to, the provisions of Sections 421 and 422 of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) and the rules and regulations promulgated by the Securities and Exchange Commission. Without limiting the generality of the preceding sentence, each Qualified Option shall be subject to such other and additional terms, conditions and provisions as the Committee may deem necessary or appropriate in order to qualify as a incentive stock option under Section 422 of the Code.

16.           Continued Employment.  Nothing in the Plan or any Award shall confer upon any participant or other persons any right to continue in the employ of, or maintain any particular relationship with, the Company or its affiliates, or limit or affect any rights, powers or privileges that the Company or its affiliates may have to supervise, discipline and terminate the participant.  However, the Committee may require, as a condition of making and/or exercising any Award, that a participant agree to, and in fact provide services, either as an employee or in another capacity, to or for the Company for such time period as the Committee may prescribe.  The immediately preceding sentence shall not apply to any Qualified Option, to the extent such application would result in disqualification of the option under Sections 421 and 422 of the Code.

17.           General Restrictions.  If the Committee or Board determines that it is necessary or desirable to: (a) list, register or qualify the Stock subject to the Award, or the Award itself, upon any securities exchange or under any federal or state securities or other laws, (b) obtain the approval of any governmental authority, or (c) enter into an agreement with the participant with respect to disposition of any Stock (including, without limitation, an agreement that, at the time of the participant’s exercise of the Award, any Stock thereby acquired is and will be acquired solely for investment purposes and without any intention to sell or distribute the Stock), then such Award shall not be consummated, in whole or in part, unless the listing, registration, qualification, approval or agreement, as the case may be, shall have been appropriately effected or obtained to the satisfaction of the Committee and legal counsel for the Company.

18.           Rights.  Except as otherwise provided in the Plan, participants shall have no rights as a holder of the Stock unless and until one or more certificates for the shares of Stock are issued and delivered to the participant. To the extent the shares of Stock are uncertificated, references in the Plan to certificates shall be deemed to include references to any book-entry evidencing such shares.

19.           Adjustments.  In the event that the shares of common stock of the Company, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of common stock or other securities of the Company or of another Company (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise) or if the number of such shares of common stock shall be increased through the payment of a stock dividend, stock split or similar transaction, then, there shall be substituted for or added to each share of common stock of the Company that was theretofore appropriated, or which thereafter may become subject to an option under the Plan, the number and kind of shares of common stock or other securities into which each outstanding share of the common stock of the Company shall be so changed or for which each such share shall be exchanged or to which each such shares shall be entitled, as the case may be. Each outstanding Award shall be appropriately amended as to price and other terms, as may be necessary to reflect the foregoing events.

If there shall be any other change in the number or kind of the outstanding shares of the common stock of the Company, or of any common stock or other securities in which such common stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any Award that was theretofore granted or that may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

The grant of an Award under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

Fractional shares resulting from any adjustment in Awards pursuant to this Section 19 may be settled as a majority of the members of the Board or of the Committee, as the case may be, shall determine.

To the extent that the foregoing adjustments relate to common stock or securities of the Company, such adjustments shall be made by a majority of the members of the Board or of the Committee, as the case may be, whose determination in that respect shall be final, binding and conclusive. The Company shall give notice of any adjustment to each holder of an Award that is so adjusted.

Notwithstanding the foregoing, the foregoing adjustments shall be made in compliance with:  (i) Sections 422 and 424 of the Code with respect to incentive stock options (ii) Treasury Department Regulation Section 1.424-1 (and any successor) with respect to non-statutory, non-incentive stock options applied as if the non-statutory, non-incentive stock options were incentive stock options; and (iii) Section 409 A of the Code, to the extent necessary to avoid its application or avoid adverse tax consequences thereunder.

20.           Forfeiture.  Notwithstanding anything to the contrary in this Plan, if the Committee finds, after full consideration of the facts presented on behalf of the Company and the involved participant, that he or she has been engaged in fraud, embezzlement, theft, commission of a felony, or dishonesty in the course of his or her employment by the Company and such action has damaged the Company, as the case may be, or that the participant has disclosed trade secrets or confidential information of the Company or its affiliates (“Cause”), the participant shall forfeit all rights under and to all unexercised Awards, and under and to all exercised Awards under which the Company has not yet delivered payment or certificates for shares of Stock (as the case may be), all of which Awards and rights shall be automatically canceled. The decision of the Committee as to the cause of the participant’s discharge from employment with the Company and the damage thereby suffered shall be final for purposes of the Plan, but shall not affect the finality of the participant’s discharge by the Company for any other purposes.  The preceding provisions of this paragraph shall not apply to any Qualified Option to the extent such application would result in disqualification of the option as an incentive stock option under Sections 421 and 422 of the Code.

21.           Indemnification.  In and with respect to the administration of the Plan, the Company shall indemnify each member of the Committee and/or of the Board, each of whom shall be entitled, without further action on his or her part, to indemnification from the Company for all damages, losses, judgments, settlement amounts, punitive damages, excise taxes, fines, penalties, costs and expenses (including without limitation attorneys’ fees and disbursements) incurred by the member in connection with any threatened, pending or completed action, suit or other proceedings of any nature, whether civil, administrative, investigative or criminal, whether formal or informal, and whether by or in the right or name of the Company, any class of its security holders, or otherwise, in which the member may be or may have been involved, as a party or otherwise, by reason of his or her being or having been a member of the Committee and/or of the Board, whether or not he or she continues to be a member of the Committee or of the Board. The provisions, protection and benefits of this Section shall apply and exist to the fullest extent permitted by applicable law to and for the benefit of all present and future members of the Committee and/or of the Board and their respective heirs, personal and legal representatives, successors and assigns, in addition to all other rights that they may have as a matter of law, by contract, or otherwise, except (a) to the extent there is entitlement to insurance proceeds under insurance coverages provided by the Company on account of the same matter or proceeding for which indemnification hereunder is claimed, or (b) to the extent there is entitlement to indemnification from the Company, other than under this Section, on account of the same matter or proceeding for which indemnification hereunder is claimed.

22.           Taxes.  The issuance of shares of common stock under the Plan shall be subject to any applicable taxes or other laws or regulations of the United States of America and any state or local authority having jurisdiction there over.

23.           Rule 16b-3 Compliance.  The Plan is intended to comply with all applicable conditions of Rule 16b-3 of the Exchange Act, as such rule may be amended from time to time (“Rule 16b-3”).  All transactions involving any participant subject to Section 16(a) of the Exchange Act shall be subject to the conditions set forth in Rule 16b-3, regardless of whether such conditions are expressly set forth in this Plan.  Any provision of this Plan that is contrary to Rule 16b-3 does not apply to such participants.

24.           Successors.  All obligations of the Company with respect to Awards granted under this Plan are binding on any successor to the Company, whether as a result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

25.           Severability.  In the event any provision of this Plan, or the application thereof to any person or circumstances, is held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, or other applications, and this Plan is to be construed and enforced as if the illegal or invalid provision had not been included.

26.           Governing Law.  To the extent not preempted by Federal law, this Plan and all Award Agreements pursuant thereto are construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.  This Plan is not intended to be governed by the Employee Retirement Income Security Act and shall be so construed and administered.

27.           Legal Requirements.  No Awards shall be granted and the Company shall have no obligation to make any payment under the Plan, whether in Shares, cash, or a combination thereof, unless such payment is, without further action by the Committee, in compliance with all applicable Federal and state laws and regulations, including, without limitation, the Code and Federal and state securities laws.

28.           Miscellaneous.

(a)           Any reference contained in this Plan to particular section or provision of law, rule or regulation, including but not limited to the Code and the 1934 Act, shall include any subsequently enacted or promulgated section or provision of law, rule or regulation, as the case may be.  With respect to persons subject to Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Section 16 and the rules and regulations promulgated thereunder, or any successor rules and regulations that may be promulgated by the Securities and Exchange Commission, and to the extent any provision of this Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by applicable law and deemed advisable by the Committee.

(b)           Where used in this Plan, the plural shall include the singular, and unless the context otherwise clearly requires, the singular shall include the plural; and the term “affiliates” shall mean each and every subsidiary and any parent of the Company.

(c)           The captions of the numbered Sections contained in this Plan are for convenience only, and shall not limit or affect the meaning, interpretation or construction of any of the provisions of the Plan.